EXHIBIT 12.2

CERTIFICATE

I, Mariano Biglia, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Grupo Supervielle S.A.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 26, 2025

By:	/s/ Mariano Biglia
Name: Mariano Biglia
Title: Chief Financial Officer